UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2013

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Mr. Torbeck as Chief Executive Officer and Member of the Board.

On January 31, 2013, Theodore H. Torbeck was appointed Chief Executive Officer and a director of the Company. Since joining the Company in September 2010, Mr. Torbeck has been the President and General Manager of the Cincinnati Bell Communications Group division responsible for the planning, marketing, sales and operations of all of the Cincinnati-based communications lines of business, including all consumer and business wireline and wireless businesses. Mr. Torbeck brings to the Board a complete knowledge and understanding of the Company's products, services and operations as well as a thorough understanding of the telecommunications industry in which it operates. For information about Mr. Torbeck's business experience, please see the press release attached hereto as Exhibit 99.1.

Compensatory Arrangements for Mr. Torbeck.

In connection with his appointment as Chief Executive Officer, on February 6, 2013 (the “Effective Date”), Mr. Torbeck has entered into a new employment agreement with the Company (the “Employment Agreement”). Any prior agreements or understandings with respect to Mr. Torbeck's employment by the Company are cancelled as of the Effective Date of the Employment Agreement; however, except as otherwise provided in Section 13 of the Employment Agreement, all stock options, restricted shares and other long-term incentive awards granted to Mr. Torbeck prior to the Effective Date, benefit plans in which Mr. Torbeck is eligible for participation and any Company policies to which Mr. Torbeck is subject shall continue in effect in accordance with their respective terms and shall not be modified, amended or cancelled by the Employment Agreement.

Term. Pursuant to the Employment Agreement, the term of Mr. Torbeck's employment will begin on the Effective Date and end on the first anniversary of the Effective Date; provided, however, that on the first anniversary of the Effective Date and each subsequent anniversary of the Effective Date, the term of the Employment Agreement will automatically be extended for a period of one additional year, unless earlier terminated in accordance with the terms of the Employment Agreement.

Title. Pursuant to the Employment Agreement, Mr. Torbeck will serve as the Chief Executive Officer of the Company.

Compensation and Benefits. Pursuant to the Employment Agreement, Mr. Torbeck's initial annual base salary will be $750,000 per year. In addition to his base salary, Mr. Torbeck will also be eligible to receive an annual bonus for each calendar year in which services are performed under the Employment Agreement. Each year Mr. Torbeck will be given a bonus target of not less than $750,000, subject to proration for a partial year. His bonus award will generally be subject to the terms and conditions of the Company's annual incentive plan.

In each year during the term of the Employment Agreement, Mr. Torbeck will be eligible to be considered for grants of awards under any of the Company's long-term incentive compensation plans maintained by the Company for the benefit of certain employees. For 2013, the Compensation Committee granted Mr. Torbeck long-term incentives in an amount of $500,000 divided equally between performance-based stock options and performance unit grants.

Pursuant to the Employment Agreement, Mr. Torbeck is eligible to participate in the various employee benefit plans and programs which are made available to similarly situated officers of the Company. Mr. Torbeck will be reimbursed in accordance with the Company's then current travel and expense policies for all reasonable and necessary expenses incurred by him in the course of his performance of his duties under the Employment Agreement.

Termination Events.

Disability and Death. The employment of Mr. Torbeck may be terminated by either the Company or Mr. Torbeck upon his inability to perform the services required by the Employment Agreement because of any physical or mental infirmity for which he receives disability benefits under any disability plans generally made available to employees over a period of 120 consecutive working days during any 12 consecutive month period. Upon such a termination event, the Company will pay Mr. Torbeck, in accordance with the Company's payment policies that would have applied in the absence of a termination of the Employment Agreement, his compensation (base salary, bonus or otherwise) to the date of such termination and will provide him with disability benefits and all other benefits in accordance with the provisions of the applicable disability plans and other applicable benefit plans. The employment of Mr. Torbeck will be automatically terminated upon his death, and the Company will pay his estate, in accordance with the Company's payment policies that would have applied in the absence of a termination of the Employment Agreement, his compensation (base salary, bonus or otherwise) to the date of his death. In each case, any outstanding equity or non-equity incentive awards will be treated in accordance with the applicable plan and agreement documents.

Cause. The Company may terminate the employment of Mr. Torbeck immediately, upon written notice, for Cause. The Company will generally have “Cause” to terminate Mr. Torbeck's employment only if the Board determines there has been fraud, misappropriation, embezzlement or misconduct constituting serious criminal activity on his part. Upon termination for Cause, Mr. Torbeck will receive, in accordance with the Company's payment policies that would have applied in the absence of a termination of the Employment Agreement, his compensation to the date of termination. Any outstanding equity or non-equity incentive awards will be treated in accordance with the applicable plan and agreement documents.

Without Cause or Constructive Termination. In the event the Company terminates Mr. Torbeck's employment, upon written notice, for any reason other than for Cause or his death, disability or in connection with a Change in Control (which has the meaning set forth in the Cincinnati Bell Inc. Executive Deferred Compensation Plan) or in the event Mr. Torbeck terminates his employment as a result of Constructive Termination (as defined below):

•
the Company shall pay Mr. Torbeck, in accordance with the Company's payment policies that would have applied in the absence of a termination of the Employment Agreement, his compensation (base salary, bonus or otherwise) to the date of such termination;

•
on a date that is within five days after the date which is six months after the date of termination, the Company will pay him in a lump sum cash payment an amount equal to 2.0 times the amount of his annual base salary rate then in effect;

•
for the purposes of any outstanding stock options, outstanding restricted stock or other incentive awards, Mr. Torbeck's employment shall not be deemed to have terminated until the end of the two-year period commencing with the termination of the Employment Agreement (the “Current Term”);

•
if applicable, an amount equal to the sum of (a) any forfeitable benefits of Mr. Torbeck under any nonqualified pension, profit sharing, savings or deferred compensation plan that would have vested prior to the end of the Current Term if the term of his employment had not been terminated, plus (b) any additional vested benefits which would have accrued under any nonqualified defined benefit pension plan if the term of his employment had not been terminated prior to the end of the Current Term and if Mr. Torbeck's base salary and bonus target had not increased or decreased after such termination, will be payable by the Company at the same time and in the same manner as such benefits would have been paid under such plan or plans had such benefits vested and accrued under such plan or plans at the time of the termination of his employment (the “Nonqualified Benefit”);

•
if applicable, an amount equal to the sum of (a) any forfeitable benefits of Mr. Torbeck under any qualified pension, profit sharing, 401(k) or deferred compensation plan that would have vested prior to the end of the Current Term if the term of his employment had not been terminated, plus (B) any additional vested benefits which would have accrued for him under any qualified defined benefit pension plan if the term of his employment had not been terminated prior to the end of the Current Term, and if Mr. Torbeck's base salary and bonus target had not increased or decreased after such termination, will be paid by the Company from its general assets (and not under such plan or plans) in one lump sum within five days after the date which is six months after such termination of employment (the “Qualified Benefit”); and

•
for the remainder of the Current Term, the Company will continue to provide Mr. Torbeck with medical, dental and vision coverage that is substantially the same as (and subject to the terms and conditions of) the medical, dental, and vision coverage provided the other executives of the Company under the Company's medical, dental, and vision plans (the “Medical Benefit”) (with the cost of all such benefits shared between Mr. Torbeck and the Company on a basis comparable to the cost‑sharing of such benefits between the Company and other executives of the Company). To the extent that Mr. Torbeck would have been eligible for any post-retirement medical, dental, or vision coverage from the Company if he had continued in employment through the end of the Current Term, the Company will provide such post-retirement coverage to him after the end of the Current Term (the “Post-Retirement Medical Benefit”).

For the purposes of Mr. Torbeck's Employment Agreement, “Constructive Termination” will generally be deemed to have occurred if, without Mr. Torbeck's consent, (a) there is a material reduction in his authority, reporting relationship or responsibilities, (b) there is a reduction in his base salary or bonus target, or (c) Mr. Torbeck is required by the Company to relocate more than 50 miles from the Greater Cincinnati, Ohio area.

Change in Control. In the event that there is both a Change in Control and within one year of such Change in Control: (a) Mr. Torbeck elects to terminate his employment with the Company as a result of Constructive Termination, or (b) the Company terminates the employment of Mr. Torbeck for any reason other than for Cause or his death or disability, the Employment Agreement will terminate automatically. In the event of such termination:

•
the Company shall pay Mr. Torbeck, in accordance with the Company's payment policies that would have applied in the absence of a termination of the Employment Agreement, his compensation (base salary, bonus or otherwise) to the date of such termination;

•
within five days after the date which is six months after the date of Mr. Torbeck's termination of employment, the Company will pay Mr. Torbeck in a lump sum cash payment an amount equal to the product of multiplying (a) the sum of his annual base salary rate and his annual bonus target, in each case, as then in effect by (b) 2.99;

•
any outstanding stock option or other outstanding incentive award that is not vested and exercisable at the time of such termination will become vested and exercisable and the restrictions applicable to all outstanding restricted stock shall lapse upon termination of the Employment Agreement; and

•	Mr. Torbeck will be entitled to the Nonqualified Benefit, the Qualified Benefit, the Medical Benefit, and, to the extent applicable, the Post-Retirement Medical Benefit.

To the extent that the amounts payable in connection with a Change in Control in the aggregate would cause any excess parachute payment to be paid or accrued under Section 280G of the Internal Revenue Code of 1986, as amended, such amounts payable shall be reduced so that no excess parachute payment shall be paid or accrued.

Voluntary Resignation by Mr. Torbeck. Mr. Torbeck may resign upon 60 days' prior written notice to the Company for a reason other than a Constructive Termination. In the event of such a resignation, the Company will pay Mr. Torbeck, in accordance with the Company's payment policies that would have applied in the absence of a termination of the Employment Agreement, his compensation (base salary, bonus or otherwise) to the date of such termination. Any outstanding equity or non-equity incentive awards will be treated in accordance with the applicable plan and agreement documents.

Release. As a condition precedent to Mr. Torbeck's receiving the payments described under the foregoing “Termination Events” section (other than, when applicable, any base salary or bonus the payment of which has been earned by Mr. Torbeck by the date of termination of the Employment Agreement but which is still unpaid as of the date of such termination and any non-forfeitable amounts payable under any employee benefit plan), Mr. Torbeck must execute and deliver to the Company a release of claims containing customary and appropriate terms and conditions as determined in good faith by the Company.

Restrictive Covenants. Pursuant to the Employment Agreement, Mr. Torbeck is subject to confidentiality and intellectual property covenants during the term of his employment and thereafter. In addition, Mr. Torbeck is subject to non-competition, non‑solicitation and non-interference covenants during the term of his employment and for a period of two years following the cessation of his employment for any reason.

The description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Since Mr. Torbeck is an employee of the Company, he will receive no additional compensation for serving on the Board or its Executive Committee. Mr. Torbeck is expected to be appointed to the Executive Committee of the Board.

Appointment of Mr. Cassidy as Vice Chairman of the Board and Retirement as Chief Executive Officer.

On January 31, 2013, John F. Cassidy retired as the Chief Executive Officer of the Company. Mr. Cassidy, who will continue to serve as a director of the Company, was elected Vice-Chairman of the Board. As Vice-Chairman, Mr. Cassidy will (i) advise Company management and the Board on strategic initiatives and assist the Chief Executive Officer in planning the Company's annual strategic planning session; (ii) represent the Company in maintaining and transitioning to the Chief

Executive Officer key customer relationships and key telecommunications business relationships, (iii) assist the Chief Executive Officer's mentoring of the Company's executive staff; (iv) assist the Chief Executive Officer in representing the Company in its benevolent activities, including educational efforts and charitable activities, and (v) perform such other activities as requested from time to time by the Chairman of the Board or the Chief Executive Officer. As a result, the Company will have continued access to, and not lose, Mr. Cassidy's business knowledge, vision and contacts and will be able to maintain continuity and ensure a smooth leadership transition.

Compensatory Arrangements for Mr. Cassidy.

In lieu of annual Board and committee retainers and stock awards to which he would otherwise be entitled to as a non-employee director, Mr. Cassidy's compensation for serving as Vice-Chairman of the Board consists of an annual $300,000 cash payment to be paid quarterly, reimbursement of certain membership dues and parking fees, and the provision of support staff to assist him in the performance of his Vice-Chairman duties.

In conjunction with his retirement as Chief Executive Officer, Mr. Cassidy will receive those benefits to which he has a non-forfeitable vested right, which include any shares of stock that he owns outright, vested options which may be exercisable following termination of employment, deferred compensation amounts and vested amounts under the Company's pension and savings plans, and as to any unvested stock and performance unit awards, they will generally, by reason of Mr. Cassidy satisfying retirement criteria contained therein, vest pursuant to their terms in the same manner as if Mr. Cassidy had remained an employee of the Company. In addition, Mr. Cassidy will receive a $2 million cash payment in lieu of a CyrusOne Inc. equity grant similar to those that were made to other Company officers who became officers of CyrusOne upon completion of its initial public offering. Mr. Cassidy will remain bound by the non-disclosure, non-competition and non-solicitation covenants of his employment agreement.

A news release announcing the events is attached as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Cincinnati Bell Inc. and Theodore H. Torbeck dated February 6, 2013.

99.1	Press Release dated January 31, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: February 6, 2013	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Cincinnati Bell Inc. and Theodore H. Torbeck dated February 6, 2013.

99.1	Press Release dated January 31, 2013.